SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (Date of Earliest Event Reported) — August 26, 2008
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer
Identification No.)

354 Eisenhower Parkway
Livingston, New Jersey	07039

(Address of principal	Zip Code
executive offices)
Registrant’s telephone number, including area code: (973) 994-3999
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8-K — FORM 8-K — CURRENT REPORT

ITEM 8.01. OTHER EVENTS.
     On August 26, 2008, Columbia Laboratories, Inc. (the “Company”), issued a press release announcing that the Company closed on the sale of a total of 1,333,000 shares of its common stock, at a price of $3.50 per share, with certain investors in connection with a registered direct offering of the Company’s common stock. Net proceeds to the Company from the sale of the common stock in the offering totaled approximately $4,105,975. All of the shares of common stock were offered pursuant to an effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 31, 2000, which was declared effective on June 30, 2000.
     A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 26, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2008

COLUMBIA LABORATORIES, INC.
By:	/s/ James A. Meer
James A. Meer
Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 26, 2008